                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM S - 8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                              ZIONS BANCORPORATION
             (Exact name of registrant as specified in its charter)

           Utah                                             87-0227400
 (State of Incorporation)                           (I.R.S. Employer I.D. No.)

                            1380 Kennecott Building
                           Salt Lake City, Utah 84133
                                 (801) 524-4787
                 (Address and telephone number of registrant's
                          principal executive offices)

             ZIONS BANCORPORATION EMPLOYEE INVESTMENT SAVINGS PLAN
                              (Full title of plan)

                                Gary L. Anderson
                              Zions Bancorporation
                            1380 Kennecott Building
                           Salt Lake City, Utah 84133
                    (Name and address of agent for service)

                                 (801) 524-4787
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

==================================================================================================
TITLE OF EACH CLASS OF                   PROPOSED MAXIMUM     PROPOSED MAXIMUM
   SECURITIES TO BE      AMOUNT TO BE   OFFERING PRICE PER   AGGREGATE OFFERING      AMOUNT OF
      REGISTERED          REGISTERED        SHARE (1)              PRICE          REGISTRATION FEE
- --------------------------------------------------------------------------------------------------
     Common Stock,          200,000          $42.3125            $8,462,500           $2,918.10
     No Par Value
==================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c). Based upon the average of the high and low prices per share for the common stock of the registrant on April 24, 1995.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.

Total of Sequentially Numbered Pages:  19           Exhibit Index on Sequentially Numbered Page 8


Pursuant to Rule 429, the Prospectus included herein also relates to a registration statement filed by the same Registrant on Form S-8, SEC File No. 33-52796.

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Annual Report to shareholders for the year ended December 31, 1994 of Zions Bancorporation (the "Company") is hereby incorporated by reference.

The Annual Report on Form 11-K for the Zions Bancorporation Employee Investment Savings Plan (the "Plan"), for the year ended December 31, 1994 is hereby incorporated by reference.

All documents filed by the Company and the Plan pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since December 31, 1994 shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

The securities offered pursuant to this registration statement are registered under Section 12 of the Securities Exchange Act of 1934, as amended.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Callister Nebeker & McCullough, Suite 800-Kennecott Building, Salt Lake City, Utah 84133, counsel to the Company, will render an opinion that the shares of common stock being offered hereby, when issued, will be, to the extent representing previously unissued shares, fully paid and non-assessable under the Utah Revised Business Corporation Act.

         Louis H. Callister, Jr. is a shareholder and Chairman of the Board of Directors of Callister Nebeker & McCullough. Roy W. Simmons, David E. Simmons, Harris H. Simmons, I.J. Wagner and Louis H. Callister, Jr., serve as voting trustees of a voting trust which owned at February 27, 1995, a total of 1,335,226 shares, or approximately 7.80%, of the Company's outstanding common stock. Louis H. Callister, Jr., his wife and those children living with him own 85,450 shares which are all held in the voting trust. In addition, Mr. Callister owns beneficially 1,400 shares held in a self directed account in the Callister Nebeker & McCullough Profit Sharing Retirement Plan, which are not held in the voting trust. Mark L. Callister owns 3,674 shares which are held in the voting trust.

         The voting trust will expire on December 31, 1996, unless sooner terminated by a vote of two-thirds of the shares deposited under the voting trust. The voting trustees, three of the five of whom are directors of Zions Bancorporation and/or its subsidiaries, have exclusive voting rights with respect to the shares and have the further right to sell any or all of the shares after consultation with the beneficial owners as to their desires to such sale and the price thereof. The beneficial owners may transfer their voting trust certificates but are prohibited from selling any of the underlying shares held by the voting trustees.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Part 9 of the Utah Revised Business Corporation Act (the "Corporation Act") contains provisions entitling directors and officers of the Company to indemnification under certain conditions from judgments, fines, amounts paid in settlement, and reasonable expenses, including attorneys' fees, as the result of an action or proceeding in which they may be involved by reason of being or having been a director or officer of the Company. Indemnification under the Corporation Act is generally permissible if the conduct of the director or officer was in good faith and the director or officer reasonably believed that his conduct was in, or not opposed to, the Company's best interests, and, in a criminal case, that the director or officer had no reasonable cause to believe his conduct was unlawful. Such indemnification would not be permitted under the Corporation Act in connection with a proceeding by or in the right of the Company in which the director or officer was adjudged liable to the Company, or in connection with any other proceeding in which the officer or director was adjudged liable on the basis that he derived an improper personal benefit.

         Mandatory indemnification is required under the Corporation Act for a director or officer who is successful, on the merits or otherwise, in the defense of any proceeding, or any claim, issue or matter in a proceeding, to which he was a party because he is or was an officer or director of the Company. A court may order indemnification where mandatory under the Corporation Act or if the court determines that the officer or director is fairly and reasonably entitled to indemnification in view of all relevant circumstances and regardless of whether the officer or director met the applicable standard of conduct or was adjudged liable to the Company or adjudged liable on the basis that he derived an improper personal benefit.

         Payment of expenses for officers and directors is permitted in advance of a final disposition of a proceeding on certain conditions, including the furnishing of written affirmation by the officer or director of his good faith belief that he has met the applicable standard of conduct, the furnishing of a written agreement to repay the advance if the officer or director is ultimately determined not to have met the applicable standard of conduct, and a determination is made that the facts then known to the persons making the determination would not preclude indemnification under the Corporation Act. This determination is to be made either by the Board of Directors, a committee of the Board of Directors, special counsel, or the shareholders, under conditions and procedures generally designed to assure the independence of the body making the determination.

         The Company maintains officers' and directors' indemnity insurance against expenses of defending claims or payment of amounts arising out of good-faith conduct believed by the officer or director to be in or not opposed to the best interest of the Company.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing arrangements, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

Does not apply.

ITEM 8.  EXHIBITS

The following is a list of exhibits filed as part of the Registration
Statement:

===========================================================================================================================
    EXHIBIT NO.
(PER REGULATION S-K,                                                                                    SEQUENTIALLY
   EXHIBIT TABLE)                                        EXHIBIT                                       NUMBERED PAGE
- ---------------------------------------------------------------------------------------------------------------------------
        4(a)               Amended and Restated Zions Bancorporation Employee Investment          Incorporated by Reference
                           Savings Plan, amended effective January 1, 1989, and adopted
                           September 28, 1992
- ---------------------------------------------------------------------------------------------------------------------------
        4(b)               Amendment to the Zions Bancorporation Employee Investment Savings                  9
                           Plan dated December 16, 1994, and adopted December 16, 1994
- ---------------------------------------------------------------------------------------------------------------------------
        5                  Opinion Regarding Legality by Callister Nebeker & McCullough                      17
- ---------------------------------------------------------------------------------------------------------------------------
       24(a)               Consent of KPMG Peat Marwick LLP                                                  18
- ---------------------------------------------------------------------------------------------------------------------------
       24(b)               Consent of Callister Nebeker & McCullough                                         19
===========================================================================================================================

ITEM 9.  UNDERTAKINGS

The undersigned hereby undertakes:

(1)      (a)     To file, during any period in which offers or sales are being made, a post effective amendment to this Registration
                 Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         Provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial benefit offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
         1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial benefit offering thereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by the controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(4) The Registrant will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.





                     [This Space Intentionally Left Blank]

                                   SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Salt Lake, State of Utah, on the 25th day of April, 1995.

                                        ZIONS BANCORPORATION


                                        By /s/ Harris H. Simmons
                                           ------------------------------
                                           Harris H. Simmons, President
                                           and Chief Executive Officer

                               Power of Attorney

         Each person whose signature appears below hereby constitutes and appoints Harris H. Simmons and Gary L. Anderson, and each of them, his true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution for him in his name, place, and stead, in any and all capacities to sign any and all pre-effective amendments to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 25th day of April, 1995.


/S/ Roy W. Simmons                      /S/ Gary L. Anderson
- -------------------------------------   ----------------------------------------
Roy W. Simmons, Chairman and Director   Gary L. Anderson, Secretary, Senior Vice
                                        President, and Chief Financial Officer

/S/ Harris H. Simmons                   /S/ Walter E. Kelly
- -------------------------------------   ----------------------------------------
Harris H. Simmons, President, Chief     Walter E. Kelly, Controller
Executive Officer, and Director


- -------------------------------------   ----------------------------------------
Jerry C. Atkin, Director                Robert G. Sarver, Director


/S/ Grant R. Caldwell
- -------------------------------------   ----------------------------------------
Grant R. Caldwell, Director             L.E. Simmons, Director


/S/ R.D. Cash                           /S/ I.J. Wagner
- -------------------------------------   ----------------------------------------
R.D. Cash, Director                     I.J. Wagner, Director


                                        /S/ Dale W. Westergard
- -------------------------------------   ----------------------------------------
Richard H. Madsen, Director             Dale W. Westergard, Director


- -------------------------------------
Robert B. Porter, Director

The Plan. Pursuant to the requirements of the Securities Act of 1933, the Advisory Committee (those persons who administer the Zions Bancorporation Employee Investment Savings Plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Salt Lake, State of Utah, on the 25th day of April, 1995.

                                        ZIONS BANCORPORATION INVESTMENT
                                        SAVINGS PLAN


                                        By: /S/ Harris H. Simmons
                                            ------------------------------------
                                            Harris H. Simmons, Chairman of the
                                            Advisory Committee

                                 EXHIBIT INDEX

                              ZIONS BANCORPORATION

             ZIONS BANCORPORATION EMPLOYEE INVESTMENT SAVINGS PLAN

                                    FORM S-8

===================================================================================================================================
           EXHIBIT NO.
       (PER REGULATION S-K,                                                                                    SEQUENTIALLY
          EXHIBIT TABLE)                                        EXHIBIT                                       NUMBERED PAGE
===================================================================================================================================
               4(a)               Amended and Restated Zions Bancorporation Employee Investment          Incorporated by Reference
                                  Savings Plan, amended effective January 1, 1989, and adopted              from Exhibit 4 from
                                  September 28, 1992                                                     Registrant's Registration
                                                                                                        Statement on Form S-8 (file
                                                                                                            no. 33-52796) filed
                                                                                                              October 2, 1992
- -----------------------------------------------------------------------------------------------------------------------------------
               4(b)               Amendment to the Zions Bancorporation Employee Investment Savings                  9
                                  Plan dated December 16, 1994, and adopted December 16, 1994
- -----------------------------------------------------------------------------------------------------------------------------------
                5                 Opinion Regarding Legality by Callister Nebeker & McCullough                      17
- -----------------------------------------------------------------------------------------------------------------------------------
              24(a)               Consent of KPMG Peat Marwick LLP                                                  18
- -----------------------------------------------------------------------------------------------------------------------------------
              24(b)               Consent of Callister Nebeker & McCullough                                         19
===================================================================================================================================








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